UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously communicated, in the fourth quarter of 2007, PepsiCo (the “Company”) announced a strategic realignment of its organizational structure into three new business units, as follows:

(1)	PepsiCo Americas Foods (PAF), which includes Frito-Lay North America (FLNA), Quaker Foods North America (QFNA) and all of the Company’s Latin American food and snack businesses (LAF), including the Sabritas and Gamesa businesses in Mexico;

(2)	PepsiCo Americas Beverages (PAB), which includes PepsiCo Beverages North America (PBNA) and all of the Company’s Latin American beverage businesses; and

(3)	PepsiCo International (PI), which includes all of the Company’s businesses in the United Kingdom, Europe, Asia, Middle East and Africa.

Beginning in 2008, the Company’s three business units are now comprised of six reportable segments, as follows:

•	FLNA,

•	QFNA,

•	LAF,

•	PAB,

•	United Kingdom & Europe, and

•	Middle East, Africa & Asia.

This Form 8-K provides revised historical segment information on a basis consistent with the Company's new segment reporting structure. As a result of the new reporting structure, the segment discussions within Management’s Discussion and Analysis (MD&A) and footnotes 1, 3 and 4, as included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, have been revised and included in Exhibit 99.1 to this Form 8-K. The change in the reporting structure, as reflected in the information included in this Form 8-K, only affects the manner in which segment results were previously reported. It does not revise or restate the Company’s previously reported consolidated financial statements for any period. Beginning in the first quarter of 2008, the Company’s financial statements will reflect the new reporting structure with prior periods adjusted accordingly.

Item 9.01(d). Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Revised MD&A, Consolidated Financial Statements (as Previously Reported) and Accompanying Revised Footnotes, and an Updated Report of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

By:	/s/ THOMAS H. TAMONEY, JR.
Name:	Thomas H. Tamoney, Jr.
Title:	Senior Vice President, Deputy General
Counsel and Assistant Secretary

DATE: April 7, 2008